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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]


October 14, 2002



HealthAxis Inc.
5215 N. O'Connor Blvd.
800 Central Tower
Irving, Texas  75039

Ladies and Gentlemen:

         We have acted as special counsel to HealthAxis Inc., a Pennsylvania corporation ("HealthAxis" or the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time by selling shareholders (as specified in the Registration Statement) of up to 14,500,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, HealthAxis' Restated Articles of Incorporation, HealthAxis' Amended & Restated Bylaws and the Registration Statement. In our examination, we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of HealthAxis or its representatives or officers.

         We have assumed the following with respect to the contemplated issuance of the Shares: (i) The receipt of proper consideration for the issuance thereof in excess of the par value thereof; and (ii) Compliance with the terms of HealthAxis' Restated Articles of Incorporation, HealthAxis Amended & Restated Bylaws, the Certificate of Designation relating to the Company's Series A Convertible Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), and all applicable laws in connection with (A) the issuance of any Shares upon conversion of any shares of Series A Preferred Stock and (B) the declaration and payment of any dividend on the Series A Preferred Stock in Shares.

         Based upon the foregoing, and based on our review of the Pennsylvania Business Corporation Law of 1988, the applicable provisions of the Pennsylvania Constitution and reported judicial decisions interpreting these laws, we are of the opinion that the Shares, when offered and sold within the limits and as described in the Registration Statement, and in a manner contemplated in the Registration Statement, including the prospectus relating to the offer and sale of such Shares, will be validly issued, fully paid and non-assessable.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

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         This opinion is limited to the laws of the Commonwealth of
Pennsylvania, and we do not express any opinion as to the laws of any other jurisdiction and we express no opinion as to the effect of any other laws on the opinions stated herein.


         The opinions expressed are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                         Very truly yours,

                                         LOCKE LIDDELL & SAPP LLP



                                         By:      /s/ C. Paul Rogers III
                                            -----------------------------------
                                                  C. Paul Rogers III